As filed with the Securities and Exchange Commission on June 14, 2023

Registration No. 2-78989

Registration No. 33-22595

Registration No. 33-36116

Registration No. 33-47536

Registration No. 333-02051

Registration No. 333-24425

Registration No. 333-24427

Registration No. 333-87465

Registration No. 333-87467

Registration No. 333-43740

Registration No. 333-125557

Registration No. 333-140310

Registration No. 333-155406

Registration No. 333-157896

Registration No. 333-161280

Registration No. 333-170344

Registration No. 333-190373

Registration No. 333-199915

Registration No. 333-228178

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________

CRAWFORD & COMPANY

(Exact name of Company as specified in its charter)

_______________________

Georgia	58-0506554
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5335 Triangle Parkway, Peachtree Corners, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

_______________________

Crawford & Company Incentive Stock Option Plan

Crawford & Company 1987 Stock Option Plan

Crawford & Company 1990 Stock Option Plan

Amendment to Crawford & Company 1987 Stock Option Plan

Amendment to Crawford & Company Incentive Stock Option Plan

Crawford & Company 1990 Stock Option Plan (as Amended)

Crawford & Company 1996 Employee Stock Purchase Plan

Crawford & Company 1997 Non-Employee Director Stock Option Plan

Crawford & Company 1997 Key Employee Stock Option Plan

The Crawford & Company U.K. Sharesave Scheme

The Prism Network, Inc. Stock Option Plan

Crawford & Company 1997 Key Employee Stock Option Plan (as Amended and Restated)

Crawford & Company Executive Stock Bonus Plan

The Crawford & Company U.K. Sharesave Scheme, additional shares

Crawford & Company Frozen Accrued Vacation Stock Purchase Plan

Crawford & Company 2007 Non-Employee Director Stock Option Plan

Crawford & Company Executive Stock Bonus Plan (as Amended and Restatement March 1, 2008

and as Amended February 3, 2009)

Crawford & Company 1996 Employee Stock Purchase Plan (as Amended)

The Crawford & Company U.K. Sharesave Scheme (as Amended)

Crawford & Company Executive Stock Bonus Plan (as Amended and Restatement March 1, 2008

and as Amended February 3, 2009 and February 4, 2014)

The Crawford & Company U.K. Sharesave Scheme (as Amended)
_______________________

Tami E. Stevenson
Senior Vice President, General Counsel and Corporate Secretary
Crawford & Company
5335 Triangle Parkway
Peachtree Corners, Georgia 30092
(Name and address of agent for service)

(404) 300-1000
(Telephone number, including area code, of agent for service)

_______________________

With a copy to:

Brian Lee
Dentons US LLP
1221 Avenue of the Americas, New York, New York 10020
(212) 768-6926

_______________________

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendments No. 1 (“Post-Effective Amendment No. 1”), filed by Crawford & Company (the “Company) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

•	Registration No. 2-78989, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 24, 1982, covering an aggregate of 300,000 shares of Class B common stock, par value $1.00 per share, of the Company, issuable under the Crawford & Company Incentive Stock Option Plan;

•	Registration No. 33-22595, filed with the SEC on June 17, 1988, covering an aggregate of 450,000 shares of Class B common stock, par value $1.00 per share, of the Company, issuable under the Crawford & Company 1987 Stock Option Plan;

•	Registration No. 33-36116, filed with the SEC on June 30, 1990, covering an aggregate of 1,101,882 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under the Crawford & Company 1990 Stock Option Plan, an Amendment to the Crawford & Company 1987 Stock Option Plan and an Amendment to the Incentive Stock Option Plan;

•	Registration No. 33-47536, filed with the SEC on April 30, 1992, covering an aggregate of 1,500,000 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under the Crawford & Company 1990 Stock Option Plan (as Amended);

•	Registration No. 333-02051, filed with the SEC on March 29, 1996, covering an aggregate of 1,000,000 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under the Crawford & Company 1996 Employee Stock Purchase Plan;

•	Registration No. 333-24425, filed with the SEC on April 2, 1997, covering an aggregate of 450,000 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under the Crawford & Company Non-Employee Director Stock Option Plan;

•	Registration No. 333-24427, filed with the SEC on April 2, 1997, covering an aggregate of 3,750,000 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under the Crawford & Company 1997 Key Employee Stock Option Plan;

•	Registration No. 333-87465, filed with the SEC on September 21, 1999, covering an aggregate of 500,000 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under The Crawford & Company U.K. Sharesave Scheme;

•	Registration No. 333-87467, filed with the SEC on September 21, 1999, covering an aggregate of 141,415 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under The Prism Network, Inc. Stock Option Plan;

•	Registration No. 333-43740, filed with the SEC on August 14, 2000, covering an aggregate of 2,500,000 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under the Crawford & Company 1997 Key Employee Stock Option Plan (as Amended and Restated);

•	Registration No. 333-125557, filed with the SEC on June 6, 2005, covering an aggregate of 4,000,000 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under the Crawford & Company Executive Stock Bonus Plan;

•	Registration No 333-140310, filed with the SEC on January 30, 2007, covering an aggregate of 500,000 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under The Crawford & Company U.K. Sharesave Scheme;

•	Registration No. 333-155406, filed with the SEC on November 17, 2008, covering an aggregate of 550,000 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under the Crawford & Company Frozen Accrued Vacation Stock Purchase Plan;

•	Registration No. 333-157896, filed with the SEC on March 13, 2009, covering an aggregate of 144,000 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under the Crawford & Company 2007 Non-Employee Director Stock Option Plan;

•	Registration No. 333-161280, filed with the SEC on August 12, 2009, covering an aggregate of 4,000,000 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under the Crawford & Company Executive Stock Bonus Plan (as Amended and Restated March 1, 2008 and as Amended February 3, 2009);

•	Registration No. 333-170344, filed with the SEC on November 4, 2010, covering an aggregate of 1,000,000 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under the Crawford & Company 1996 Employee Stock Purchase Plan (as Amended);

•	Registration No. 333-190373, filed with the SEC on August 5, 2013, covering an aggregate of 1,000,000 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under The Crawford & Company U.K. Sharesave Scheme (as Amended);

•	Registration No. 333-199915, filed with the SEC November 6, 2014, covering an aggregate of 4,000,000 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under the Crawford & Company Executive Stock Bonus Plan (as Amended and Restated March 1, 2008, and as Amended February 3, 2009 and February 4, 2014);

•	Registration No. 333-228178, filed with the SEC on November 5, 2018, covering an aggregate of 1,000,000 shares of Class A common stock, par value $1.00 per share, of the Company, issuable under The Crawford & Company U.K. Sharesave Scheme (as Amended).

The Company has terminated all offerings of its securities pursuant to the above-referenced Registration Statements. The Company, by filing this Post-Effective Amendment No. 1, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, and Rule 478, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Peachtree Corners, State of Georgia, on 14th day of June, 2023.

CRAWFORD & COMPANY
By:	/s/ Tami E. Stevenson
Name:	Tami E. Stevenson
Title:	Senior Vice President-General Counsel
and Corporate Secretary

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.